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                                                                   Exhibit 10.27

                                                                  EXECUTION COPY

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                SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT

                                      Among

                             THE MURRAYHILL COMPANY
                                   as Borrower

                                       AND

                         TA SUBORDINATED DEBT FUND, L.P.


                                       AND

                              TA INVESTORS II, L.P.
                                 as Noteholders

                            Dated as of May 24, 2004

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                             THE MURRAYHILL COMPANY

          Subordinated Convertible Subordinated Note Purchase Agreement

                            Dated as of May 24, 2004

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.......................................................................................1
     1.1.   Definitions.......................................................................................1
     1.2.   Accounting Terms..................................................................................7

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS.......................................8
     2.1.   The Securities....................................................................................8
     2.2.   Purchase of the Convertible Subordinated Notes; Conversion into Subordinated Notes and Warrants...8
     2.3.   Use of Proceeds...................................................................................9
     2.4.   Payments and Endorsements.........................................................................9
     2.5.   Redemptions and Mandatory Repurchase.............................................................10
     2.6.   Default Rate of Interest.........................................................................11
     2.7.   Maximum Legal Rate of Interest...................................................................12
     2.8.   Payment on Non-Business Days.....................................................................12
     2.9.   Transfer and Exchange of Notes...................................................................12
     2.10.  Replacement of Notes.............................................................................12
     2.11.  Other Notices....................................................................................13
     2.12.  Performance of Obligations.......................................................................13
     2.13.  Issue Price; Original Issue Discount.............................................................13
     2.14.  Ranking..........................................................................................13

ARTICLE III - CONDITIONS TO NOTEHOLDERS' OBLIGATIONS.........................................................14
     3.1.   Capitalization...................................................................................14
     3.2.   Prior Debt.......................................................................................14
     3.3.   Related Transactions.............................................................................14
     3.4.   Fees.............................................................................................14
     3.5.   Delivery of Documents............................................................................14
     3.6.   Representations and Warranties...................................................................15
     3.7.   Use of Proceeds..................................................................................15
     3.8.   Compliance with this Agreement...................................................................15
     3.9.   Consummation of the Transactions.................................................................15

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS...............................................15
     4.1.   Authorization; Enforceability....................................................................15
     4.2.   Own Account......................................................................................16

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
     4.3.   Investment Intent................................................................................16
     4.4.   Securities Laws..................................................................................16
     4.5.   No Broker........................................................................................16
     4.6.   Restrictive Legend...............................................................................16

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BORROWER.......................................................17
     5.1.   Organization.....................................................................................17
     5.2.   Authorization; No Conflict.......................................................................17
     5.3.   Validity; Binding Nature.........................................................................17
     5.4.   Financial Condition..............................................................................17
     5.5.   No Material Adverse Change.......................................................................18
     5.6.   Litigation.......................................................................................18
     5.7.   Ownership of Properties; Liens...................................................................18
     5.8.   Capitalization...................................................................................18
     5.9.   Pension Plans....................................................................................18
     5.10.  Investment Company Act...........................................................................19
     5.11.  Public Utility Holding Company Act...............................................................19
     5.12.  Margin Stock.....................................................................................19
     5.13.  Taxes............................................................................................19
     5.14.  Solvency.........................................................................................19
     5.15.  Environmental Matters............................................................................20
     5.16.  Insurance........................................................................................20
     5.17.  Information......................................................................................20
     5.18.  Intellectual Property............................................................................20
     5.19.  Restrictive Provisions...........................................................................21
     5.20.  Labor Matters....................................................................................21
     5.21.  No Default.......................................................................................21
     5.22.  Related Agreements...............................................................................21

ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER...............................................................22
     6.1.   Financial and Business Information...............................................................22
     6.2.   Notice of Default; Litigation; ERISA Matters.....................................................23
     6.3.   Financial Records; Inspections; Accountants......................................................24
     6.4.   Maintenance of Property; Insurance...............................................................24
     6.5.   Compliance with Laws.............................................................................25
     6.6.   Existence, Rights and Properties.................................................................26
     6.7.   Employee Benefit Plans...........................................................................26
     6.8.   Environmental Matters............................................................................26
     6.9.   Litigation.......................................................................................26
     6.10.  Taxes............................................................................................26
     6.11.  Reserved.........................................................................................27
     6.12.  Places of Business...............................................................................27
     6.13.  Verification of Information......................................................................27
     6.14.  Reserved.........................................................................................27
     6.15.  Intellectual Property............................................................................27

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
ARTICLE VII - NEGATIVE COVENANTS OF BORROWER.................................................................28
     7.1.   Debt.............................................................................................28
     7.2.   Liens............................................................................................28
     7.3.   Restricted Payments..............................................................................29
     7.4.   Mergers; Consolidations; Asset Sales.............................................................30
     7.5.   Modification of Organizational Documents.........................................................30
     7.6.   Use of Proceeds..................................................................................30
     7.7.   Transactions with Affiliates.....................................................................30
     7.8.   Inconsistent Agreements..........................................................................30
     7.9.   Business Activities..............................................................................30
     7.10.  Investments......................................................................................31
     7.11.  Restriction of Amendments to Certain Documents...................................................31
     7.12.  Fiscal Year......................................................................................31

ARTICLE VIII - DEFAULT.......................................................................................31
     8.1.   Events of Default................................................................................31
     8.2.   Cure.............................................................................................33
     8.3.   Rights and Remedies on Default...................................................................34
     8.4.   Nature of Remedies...............................................................................34
     8.5.   Set-Off..........................................................................................34
     8.6.   Distribution of Proceeds.........................................................................35

ARTICLE IX - MISCELLANEOUS...................................................................................35
     9.1.   No Waiver; Cumulative Remedies...................................................................35
     9.2.   Amendments, Waivers and Consents.................................................................35
     9.3.   Addresses for Notices, Etc.......................................................................36
     9.4.   Costs, Expenses and Taxes........................................................................36
     9.5.   Assignability; Binding Agreement.................................................................36
     9.6.   Payments in Respect of Notes.....................................................................37
     9.7.   Indemnification..................................................................................37
     9.8.   Survival of Representations and Warranties.......................................................37
     9.9.   Prior Agreements.................................................................................38
     9.10.  Severability.....................................................................................38
     9.11.  Governing Law....................................................................................38
     9.12.  Dispute Resolution...............................................................................38
     9.13.  Consent to Jurisdiction..........................................................................39
     9.14.  Counterparts.....................................................................................39
     9.15.  Further Assurances...............................................................................39
     9.16.  Specific Performance.............................................................................39
     9.17.  Actions by Noteholders...........................................................................39
     9.18.  Limitation of Liability..........................................................................40
     9.19.  Confidentiality Agreement........................................................................40

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                          SCHEDULES, EXHIBITS & ANNEXES

EXHIBITS

Exhibit A       Form of Joinder Agreement
Exhibit 2.1     Form of Note
Exhibit 2.2     Allocation of Note Purchase Amount


SCHEDULES

Schedule 3.2    Prior Debt
Schedule 5.4.1  Consolidated Financial Projections
Schedule 5.6    Litigation
Schedule 5.8    Capitalization
Schedule 5.16   Insurance
Schedule 5.20   Labor Matters
Schedule 7.1    Debt
Schedules 7.2   Liens
Schedule 7.10   Investments

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                SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT

     This Subordinated Convertible Note Purchase Agreement is dated as of May 24, 2004 (as amended, restated or otherwise modified and in effect from time to time, this "AGREEMENT") by and among The Murrayhill Company, a Colorado corporation ("BORROWER"), TA Subordinated Debt Fund, L.P., a Delaware limited partnership ("TA DEBT FUND" or a "NOTEHOLDER"), and TA Investors II, L.P., a Delaware limited partnership (a "NOTEHOLDER" and, together with TA Debt Fund and their successors and assigns, "NOTEHOLDERS").

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACCOUNT" shall have the meaning as defined in the UCC.

     "ACCOUNT DEBTOR" shall mean any Person who is obligated to Borrower or any Subsidiary with respect to any Account.

     "ACQUISITION" shall mean, with respect to any Person any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of such Person, or of all or substantially all of any business or division of such Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of such Person, or otherwise causing such Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

     "AFFILIATE" shall mean any Person that would be considered to be an affiliate of Borrower under Rule 144 of the Securities Act, as in effect on the date hereof, if Borrower were issuing securities; PROVIDED that, with respect to Borrower, the term "Affiliate" shall not include any Noteholder.

     "AGREEMENT" shall mean this Agreement as amended, restated or otherwise modified and in effect from time to time.

     "APPLICABLE LAW" shall mean all applicable laws, statutes and rules and regulations thereunder and interpretations thereof by any court of competent jurisdiction or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise

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issued to any Noteholder by any central bank or other fiscal, monetary or other authority, whether or not having the force of law, including, without limitation, any change according to a prescribed schedule of increasing requirements.

     "BORROWER" shall have the meaning set forth in the Preamble.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the Commonwealth of Massachusetts.

     "CAPITAL EXPENDITURES" shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower and its Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     "CAPITALIZED LEASE OBLIGATION" shall mean any Debt represented by the principal portion of obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITAL LEASE" shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "CASH EQUIVALENT INVESTMENT" shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker's acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) above which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

     "CLOSING" shall have the meaning assigned to that term in Section 2.2.

     "CLOSING DATE" shall have the meaning assigned to that term in Section 2.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

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     "COLLATERAL" shall mean all of the property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest.

     "COMMON STOCK" includes (i) the voting common stock of TMHC Holdings, par value $0.01 per share, as authorized on the date of this Agreement, (ii) Borrower's voting common stock, par value $0.01 per share, as authorized on the date of this Agreement, (iii) any other common stock of any class or classes (however designated) of TMHC Holdings or Borrower, authorized on or after the date hereof, and (iv) any other securities into which or for which any of the securities described in (i), (ii) or (iii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "CONSOLIDATED" OR "CONSOLIDATED" shall mean, with respect to any term defined herein, that term as applied to the accounts of Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "CONTINGENT OBLIGATION" shall mean, with respect to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any such Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

     "DEBT" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Contingent Obligations of such Person, (h) all indebtedness of any partnership of which such Person is a general partner, (i) all obligations of such Person under any Synthetic Lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is

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classified as an operating lease in accordance with GAAP. Notwithstanding the foreoing, Debt shall not include any amounts payable by the Company under
Section 1.11 of the Stock Purchase and Redemption Agreement.

     "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or any Person or property.

     "ENVIRONMENTAL LAWS" shall mean all applicable present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     "ERISA" shall mean part 6 subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" shall have the meaning assigned to that term in Section 8.1.

     "FISCAL QUARTER" shall mean each quarterly accounting period during any Fiscal Year; PROVIDED that for purposes hereof, all references to the Fiscal Quarter ending March 31, June 30, September 30 or December 31 shall mean the first, second, third or fourth Fiscal Quarter of the applicable Fiscal Year, respectively, irrespective of the actual date on which such Fiscal Quarter may end.

     "FISCAL YEAR" or "FISCAL YEAR" shall mean the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

     "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles of the United States consistently applied with past financial statements of Borrower adopting the same principles.

     "GOVERNMENTAL AUTHORITY" shall have the meaning assigned to that term in
Section 9.18.

     "HAZARDOUS SUBSTANCES" shall mean hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

     "HEDGING OBLIGATION" shall mean, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

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     "INTELLECTUAL PROPERTY" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.

     "INVENTORY" shall have the meaning as defined in the UCC.

     "INVESTMENT" shall mean (a) the purchase of any debt or equity security of any Person, (b) the making of any loan or advance to any Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

     "LIEN" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charger or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     "MANDATORY REPURCHASE EVENT" shall mean the occurrence of any one of any of the following events: (a) the shareholders of Borrower immediately after giving effect to the consummation of the Related Transactions, shall collectively cease to, directly or indirectly, own and control at least 51% of the outstanding equity interests of Borrower; (b) a majority of Borrower's board of directors (or similar governing body) shall cease to consist of the directors (or similar parties) of Borrower on the Closing Date (after giving effect to the Related Transactions) and other directors (or similar parties) whose nomination for election to Borrower's board of directors (or similar governing body) is recommended by at least a majority of the foregoing described directors (or similar parties), (c) there shall be consummated (i) any consolidation or merger of Borrower or its Subsidiaries where the equity interest holders of Borrower or its Subsidiaries, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares or other equity interests representing in the aggregate fifty percent (50%) or more of the voting power of the corporation or other entity issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation or other entity, if any), (ii) any sale of all or substantially all of the assets of Borrower, and (iii) any plan or proposal for the liquidation or dissolution of Borrower or (d) Borrower's initial public offering of its equity interests.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the assets, liabilities, condition (financial or other), business, or results of operations of Borrower and its Subsidiaries, taken as a whole.

     "NOTES" shall mean, collectively, the Convertible Subordinated Notes and the Subordinated Notes.

     "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured,

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direct or contingent, owing, arising, due, or payable to the Noteholders, by or from Borrower, whether existing on the date of this Agreement or arising thereafter, whether arising out of this Agreement or any other Subordinated Notes Documents or otherwise, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Borrower, under the Subordinated Notes Documents, whether or not evidenced by any note or other instrument.

     "PENSION PLAN" shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the five years prior to the date hereof, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     "PREFERRED STOCK" shall mean the preferred stock received by TA Associates and its Affiliates in connection with the Stock Purchase and Redemption Agreement.

     "PRIOR DEBT" shall mean the Debt listed on Schedule 3.2.

     "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement entered into in connection with the Stock Purchase and Redemption Agreement.

     "RELATED AGREEMENTS" shall mean the Stock Purchase and Redemption Agreement, the Shareholders Agreement and the Registration Rights Agreement.

     "RELATED TRANSACTIONS" shall mean the transactions contemplated by the Related Agreements.

     "SECURITIES" shall mean, collectively, the Convertible Subordinated Notes, the Subordinated Notes, the Warrants and the Warrant Shares.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "SHAREHOLDERS AGREEMENT" shall mean that certain Shareholders Agreement entered into in connection with the Stock Purchase and Redemption Agreement.

                                        6
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     "STOCK PURCHASE AND REDEMPTION AGREEMENT" shall mean that certain Stock
Purchase Agreement of even date herewith by and among Borrower and the Stockholders and Investors named therein.

     "SUBORDINATED DEBT" means debt or other obligations of Borrower that is subordinated to the Obligations on terms and conditions that are satisfactory to the Noteholders in their sole discretion.

     "SUBORDINATED NOTES DOCUMENTS" shall mean this Agreement, the Notes and the Warrants.

     "SUBSIDIARY" shall mean, with respect to any Person, any other Person which such first Person shall, directly or indirectly, have the power to vote or direct the voting of sufficient securities to elect a majority of directors (or persons performing similar functions) or with respect to which such first Person acts as a general partner or managing member or otherwise controls the day-to-day operations of such other Person. Any reference herein to a Subsidiary of Borrower shall include any Subsidiary of Borrower as of the Closing Date or at any time thereafter.

     "SYNTHETIC LEASES" shall mean leases, under which Borrower or any of its Subsidiaries is the lessee or obligor, treated (i) as an operating lease on the balance sheet of the lessee or obligor in accordance with GAAP and (ii) as a loan or financing for U.S. income tax purposes.

     "TA ASSOCIATES" shall mean TA Debt Fund and TA Investors II, L.P..

     "TMHC HOLDINGS" shall mean TMHC Holdings, Inc., a Delaware corporation and sole stockholder of Borrower.

     "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York; PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

     "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, another Person all of the equity interests of which (except directors' qualifying shares) are directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to Borrower or any of its Subsidiaries shall be calculated with respect to Borrower and its Subsidiaries on a consolidated basis.

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     ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS

     2.1. THE SECURITIES. Borrower has authorized the issuance of senior subordinated convertible notes due May 24, 2010 in the aggregate original principal amount of $10,000,000 (individually, a "CONVERTIBLE SUBORDINATED NOTE", collectively, and together with any notes delivered in exchange or replacement therefor, the "CONVERTIBLE SUBORDINATED NOTES"). The Convertible Subordinated Notes shall be in the form set forth as Exhibit 2.1 attached hereto and shall (a) be payable on May 24, 2010 and (b) bear interest compounded quarterly (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof until due at the rate of 12% per annum, payable in cash quarterly in arrears on May 31, August 31, November 30 and February 28 in each year, commencing August 31, 2004, and at maturity or prior prepayment of the Convertible Subordinated Notes in full. The Convertible Subordinated Notes shall be convertible at any time, in the sole discretion of any Noteholder thereof, upon such Noteholder's delivery of notice to Borrower of its intent to convert, into (i) senior subordinated notes due May 24, 2010 in the aggregate principal amount of $9,990,000 plus any interest owed in arrears on the Convertible Subordinated Notes on the date of conversion, in the form set forth as Exhibit 2.1(i) attached hereto (referred to herein individually as a "SUBORDINATED NOTE" and collectively, together with any notes delivered in exchange or replacement thereof, as the "SUBORDINATED NOTES"), and (ii) common stock purchase warrants of Borrower for the purchase of an aggregate of 289,807 of the fully diluted common equity shares (subject to adjustment in the case of stock splits, stock dividends, combinations, recapitalizations and the like) of TMHC Holdings Common Stock (the "WARRANT SHARES") exercisable at a price per share of $.01 (subject to adjustment), in the form set forth as Exhibit 2.1(ii) attached hereto (referred to herein individually as a "WARRANT" and collectively, together any warrants delivered in exchange or replacement therefore, as the "WARRANTS"). The Subordinated Notes shall (a) be payable on May 24, 2010, and (b) bear interest compounded quarterly (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof plus any interest owed in arrears on the Convertible Subordinated Notes as of the Conversion Date (as defined in Section
2.2 of this Agreement) until due at the rate of 12% per annum, payable in cash quarterly in arrears on May 31, August 31, November 30 and February 28 in each year, commencing the Conversion Date, and at maturity or prior payments of the Subordinated Notes in full. Borrower has authorized the issuance to the Noteholders of the Convertible Subordinated Notes, and upon conversion thereof, the Subordinated Notes and the Warrants, and, upon exercise of the Warrants, the issuance and sale of the Warrant Shares.

     2.2. PURCHASE OF THE CONVERTIBLE SUBORDINATED NOTES; CONVERSION INTO SUBORDINATED NOTES AND WARRANTS . Subject to and in reliance upon the representations and warranties of Borrower contained in this Agreement and upon the other terms and conditions hereof, each Noteholder severally agrees to purchase Convertible Subordinated Notes from Borrower in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2 attached hereto. The Convertible Subordinated Notes shall be purchased at a closing (the "CLOSING") to be held at such location as agreed to by Borrower and the Noteholders, at 10:00 a.m. local time on the date on which this

Agreement is executed and delivered and the conditions described in Article III hereof have been satisfied (the "CLOSING DATE"). At the Closing, Borrower will initially issue one Convertible Subordinated Note to each Noteholder, payable to such Noteholder or its registered assigns, in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2, against receipt of immediately available funds by wire transfer to an account or accounts designated by Borrower prior to the Closing in the amount set forth next to such Noteholder's name on Exhibit 2.2 (or in such other manner as is set forth on Exhibit 2.2). On the date that a Noteholder delivers notice to the Company of its intent to convert a Convertible Subordinated Note (a "CONVERSION DATE"), such Convertible Subordinated Note shall be deemed as of such date to be converted into (a) a Subordinated Note in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2(a) attached hereto, and (b) a Warrant to purchase the number of Warrant Shares set forth opposite such Noteholder's name on Exhibit 2.2(b) attached hereto. On a Conversion Date, Borrower will immediately execute and deliver the Subordinate Note(s) and the Warrant(s) to the applicable Noteholder(s), and thereafter any Convertible Subordinated Notes so converted shall be deemed to be canceled and of no further force or effect.

     2.3. USE OF PROCEEDS. Borrower agree to use the full proceeds of the Convertible Subordinated Notes to consummate the investment and redemption transactions contemplated in the Stock Purchase and Redemption Agreement.

     2.4.   PAYMENTS AND ENDORSEMENTS.

                  (a) Payments of principal, interest and premium, if any, on the Notes shall be made without set off or counterclaim, directly by wire transfer to an account designated in writing by each Noteholder, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of, and interest on, the Notes shall be applied (to the extent thereof) to all of the Notes PRO RATA based on the principal amount outstanding and held by each holder thereof.

                  (b) Anything herein to the contrary notwithstanding, if any changes in present or future Applicable Law shall impose on Borrower any obligation with respect to any amount payable by it hereunder or under any of the other Related Agreements to withhold or deduct any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, Borrower will pay to the Noteholders, on the date on which such amount is due and payable hereunder or under such other Related Agreements, such additional amount in United States dollars as shall be necessary to enable the Noteholders to receive the same net amount which the Noteholders would have received on such due date if no such obligation had been imposed upon Borrower.

                  (c) The obligations of Borrower under this Section 2.4 shall survive the payment in full of all amounts due hereunder or under the Notes.

     2.5.   REDEMPTIONS AND MANDATORY REPURCHASE.

            2.5.1. REQUIRED REDEMPTION. On the stated or accelerated maturity of the Notes, Borrower will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon. No redemption of less than all of the Notes shall affect the obligation of Borrower to make the redemption required by this sub-Section.

            2.5.2. OPTIONAL REDEMPTIONS. In addition to the redemption of the Notes required under sub-Section 2.5.1, Borrower may, at any time upon the prior written approval of each of a majority of the members of Borrower's board of directors and a majority of the independent members of Borrower's board of directors, voluntarily redeem the Notes, in whole or in part (in integral multiples of Five Hundred Thousand Dollars ($500,000)), together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, at a redemption price equal to:

                  (a) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs on or prior to the first anniversary of this Agreement, one hundred six percent (106%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (b) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs after the first anniversary of this Agreement but on or prior to the second anniversary of this Agreement, one hundred five percent (105%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (c) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs after the second anniversary of this Agreement but on or prior to the third anniversary of this Agreement, one hundred four percent (104%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (d) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs after the third anniversary of such Agreement but on or prior to the fourth anniversary of this Agreement, one hundred three percent (103%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon;

                  (e) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs after the fourth anniversary of this Agreement but on or prior to the fifth anniversary of this Agreement, one hundred two percent (102%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon; or

                  (f) if such voluntary redemption, including a redemption pursuant to sub-Section 2.5.4, occurs after the fifth anniversary but prior to the sixth anniversary of this Agreement, one hundred one percent (101%) of the sum of the principal amount to be redeemed plus any accrued but unpaid interest thereon.

            2.5.3. NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS. Written notice of any redemption pursuant to sub-Section 2.5.1 or sub-Section 2.5.2 shall be given to all holders of the Notes at least thirty (30) Business Days prior to the date of any such redemption and if any such redemption relates to the Convertible Subordinated Notes such notice shall also state that the Noteholders have the right to convert the Convertible Subordinated Notes at any time prior to such redemption. Each redemption of the Notes pursuant to sub-Sections 2.5.1 and 2.5.2 shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all the Notes as the unpaid principal amount of the Notes then held by such holder bears to the aggregate unpaid principal amount of the Notes then outstanding.

            2.5.4. MANDATORY REPURCHASE OF NOTES. As soon as possible, and in any event within five (5) Business Days after the occurrence of a Mandatory Repurchase Event, Borrower shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event. The occurrence of any such Mandatory Repurchase Event shall constitute an irrevocable offer by Borrower to purchase all of the Notes held by such Noteholder at one hundred percent (100%) of the principal amount thereof, on a date to be specified by Borrower, which date shall be not less than thirty (30) days nor more than ninety (90) days after the occurrence of such Mandatory Repurchase Event, together with all accrued and unpaid interest on the amount so purchased through the date of purchase and together with any amounts otherwise payable pursuant to sub-Section 2.5.2. Following receipt of any notice constituting an offer to purchase the Notes hereunder, each Noteholder shall advise Borrower, by written notice, within ten (10) Business Days after receipt of such offer, as to whether it desires to sell all or any of the Notes, as applicable, held by it (in integral multiples of Five Hundred Thousand Dollars ($500,000)), specifying the principal amount of the Notes to be sold by it. If a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it. If a Noteholder fails to respond to such offer by Borrower within the ten (10) Business Day acceptance period, such offer shall expire in accordance with its terms.

     2.6. DEFAULT RATE OF INTEREST. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time in default shall bear interest, payable on demand in cash, at the rate of sixteen percent (16%) per annum, compounded quarterly, or such lower rate as then may be the maximum rate permitted by applicable law; PROVIDED, HOWEVER, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rate of twelve percent (12%) per annum as set forth in Section 2.1.

     2.7. MAXIMUM LEGAL RATE OF INTEREST. Nothing in this Agreement or in the Notes shall require Borrower to pay interest at a rate in excess of the maximum rate permitted by applicable law.

     2.8. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

     2.9. TRANSFER AND EXCHANGE OF NOTES. The holder of any Note, as applicable, may, prior to maturity or prepayment thereof, surrender such Note at the principal office of Borrower for transfer or exchange. Any holder desiring to transfer or exchange any Note shall first notify Borrower in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to Borrower from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, Borrower shall issue in exchange therefor another Note in denominations of One Hundred Thousand Dollars ($100,000) and multiples thereof, except in the case of a Note for the balance of the aggregate amount of the Note, or Notes so transferred which shall be in a minimum denomination of One Hundred Thousand Dollars ($100,000), all as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Noteholder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without restriction under this sentence). Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. Borrower shall have no obligation hereunder or under any Note to any person other than the registered holder of each such Note. Notwithstanding anything to the contrary contained herein, no Noteholder shall be permitted to transfer any of its Notes unless such Noteholder's transferee has agreed in writing to be bound by the terms of this Agreement and the other Subordinated Notes Documents, including the representations and warranties set forth in Article IV hereof.

     2.10. REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to Borrower, or, in the case of any such mutilation, upon surrender and cancellation of such Note, Borrower will issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; PROVIDED, HOWEVER, if any Note of which a Noteholder, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by Borrower of a new Note in replacement of such lost, stolen or destroyed Note other than the holders written agreement to indemnify Borrower.

     2.11. OTHER NOTICES. So long as any Notes are outstanding, Borrower shall provide written notice to each Noteholder at least thirty (30) Business Days prior to the occurrence or closing of a Mandatory Repurchase Event or a public offering of securities by Borrower setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event or public offering.

     2.12. PERFORMANCE OF OBLIGATIONS. Borrower agrees that its obligations hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional, irrespective of, and unaffected by,

            2.12.1. the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Subordinated Notes Document or any other agreement, document or instrument to which Borrower is or may become a party;

            2.12.2. the absence of any action to enforce this Agreement (including this Section 2.12) or any other Subordinated Notes Document or the waiver or consent with respect to any of the provisions thereof;

            2.12.3. the existence, value or condition of, or any Noteholder's failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Noteholder in respect thereof (including the release of any such security);

            2.12.4.  the insolvency of any Noteholder; or

            2.12.5. any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     2.13. ISSUE PRICE; ORIGINAL ISSUE DISCOUNT. Borrower and each Noteholder recognize and agree that (i) the Convertible Subordinated Notes will not be issued with original issue discount within the meaning of Section 1273 of the Code, and (ii) the issue price of any Note issued by the Company, within the meaning of Section 1273 of the Code, will be determined in accordance with the rules in Section 1273(b)(3) or 1273(b)(4), as applicable, at the time of the conversion of the Convertible Subordinated Note in respect of which such Note is issued. Borrower and each Noteholder agree to comply with all tax, accounting, regulatory and other reporting requirements in a manner which is consistent with the foregoing.

     2.14. RANKING. The Obligations and the rights and remedies of the Noteholders under the Subordinated Notes Documents shall be senior in right of payment to all Subordinated Debt of Borrower and its Subsidiaries.

              ARTICLE III - CONDITIONS TO NOTEHOLDERS' OBLIGATIONS

     The obligation of each Noteholder to purchase its Convertible Subordinated Notes at the Closing is subject to the following conditions precedent, all or any of which may be waived by the unanimous written agreement of the
Noteholders:

     3.1. CAPITALIZATION. Borrower has received cash equity contributions from TA Associates and its Affiliates and any other investors party to the Stock Purchase and Redemption Agreement in an amount not less than $4,000,000.

     3.2. PRIOR DEBT. The Prior Debt set forth on Schedule 3.2 hereto has been (or concurrently with the initial borrowing will be) paid in full.

     3.3. RELATED TRANSACTIONS. Borrower has completed (or concurrently with the purchase of the Convertible Subordinated Notes hereunder will complete) the Related Transactions in accordance with the terms of the Related Agreements (without any amendment thereto or waiver unless consented to by the Noteholders).

     3.4. FEES. Borrower shall have paid all fees, costs and expenses due and payable on the Closing Date.

     3.5. DELIVERY OF DOCUMENTS. Borrower shall have delivered the following documents in form and substance satisfactory to the Noteholders (and, as applicable, duly executed and dated the Closing Date or an earlier date satisfactory to the Noteholders):

            3.5.1.   AGREEMENT. This Agreement.

            3.5.2. NOTES. Convertible Subordinated Notes for each Noteholder purchasing a Convertible Subordinated Note hereunder.

            3.5.3. RELATED AGREEMENTS. Copies of the Related Agreements certified by Borrower's secretary or an assistant secretary.

            3.5.4. LIEN SEARCHES. Copies of Uniform Commercial Code search reports.

            3.5.5. PAYOFF; RELEASE. Payoff letters evidencing repayment in full of all Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing.

            3.5.6. LETTER OF DIRECTION. A letter of direction containing funds flow information, with respect to the proceeds of the Convertible Subordinated Notes on the Closing Date.

            3.5.7. AUTHORIZATION DOCUMENTS. Borrower's (i) charter, certified by the appropriate governmental authority, (ii) good standing certificates in its state of incorporation, (iii) bylaws, (iv) resolutions of its board of directors approving and authorizing the execution, delivery and performance of the Subordinated Notes Documents and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Subordinated Notes Documents, all certified by the secretary or any assistant secretary of Borrower as being in full force and effect without modification.

            3.5.8. OPINIONS OF COUNSEL. Opinions of counsel for Borrower, including local counsel reasonably requested by Noteholders, and all other opinions issued pursuant to the Related Transactions, which opinions shall authorize the Noteholders to rely thereon.

            3.5.9. FINANCIALS. The financial statements, projections and balance sheet of Borrower described in Section 6.1.

            3.5.10. CONSENTS. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by Borrower of the Subordinated Notes Documents and the Related Transactions have been duly obtained and are in full force and effect.

            3.5.11. OTHER DOCUMENTS. Such other certificates, documents and agreements as any Noteholder may reasonably request.

     3.6. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Borrower set forth in Article V hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Subordinated Notes.

     3.7. USE OF PROCEEDS. Borrower shall have used, or simultaneously with the Closing shall use, funds from the sale of the Convertible Subordinated Notes for the purposes described in Section 2.3.

     3.8. COMPLIANCE WITH THIS AGREEMENT. Borrower shall have performed and complied with all of their agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date.

     3.9. CONSUMMATION OF THE TRANSACTIONS. The transactions contemplated by the Related Agreements shall have been consummated.

         ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

     Each Noteholder, for itself only, hereby represents and warrants, which representations and warranties shall survive the closing, that:

     4.1. AUTHORIZATION; ENFORCEABILITY. Such Noteholder has duly authorized, executed and delivered this Agreement and such of the Related Agreements as require execution by such Noteholder, and each constitutes the valid and binding obligation of such Noteholder enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.2. OWN ACCOUNT. Such Noteholder is acquiring the Convertible Subordinated Notes for its own account, and not as nominee or agent. Such Noteholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     4.3. INVESTMENT INTENT. The Convertible Subordinated Notes are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of such Noteholder shall at all times be within its control. Such Noteholder was not formed solely for the purpose of making an investment in Borrower or its Subsidiaries.

     4.4. SECURITIES LAWS. Such Noteholder can bear the economic risk of its investment for an indefinite period of time. Such Noteholder understands that the Notes are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Noteholder acknowledges that, in issuing the Convertible Subordinated Notes, Borrower is relying on the representations and warranties of such Noteholder in this Article IV.

     4.5. NO BROKER. No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon Borrower or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Noteholder or any agent of such Noteholder.

     4.6. RESTRICTIVE LEGEND. Such Noteholder hereby acknowledges that the Convertible Subordinated Notes (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Borrower, it being agreed that Goodwin Procter LLP shall be satisfactory) shall bear a legend substantially in the following form (in addition to any other legend required by the Related Agreements):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT

            TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

     The acquisition by such Noteholder of the Convertible Subordinated Notes shall constitute a confirmation by it of the foregoing representations.

             ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BORROWER

     To induce the Noteholders to enter into this Agreement, Borrower represents and warrants to the Noteholders that, after giving effect to the Related
Transactions:

     5.1. ORGANIZATION. Borrower is a corporation validly existing and in good standing under the laws of the State of Colorado, and Borrower and each Subsidiary of Borrower is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     5.2. AUTHORIZATION; NO CONFLICT. Borrower is duly authorized to execute and deliver each Subordinated Notes Document, is duly authorized to borrow monies hereunder, and is duly authorized to perform its Obligations under each Subordinated Notes Document. The execution, delivery and performance by Borrower of this Agreement and of each Subordinated Notes Document, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect and federal and state security law filings), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of Borrower (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

     5.3. VALIDITY; BINDING NATURE. Each of this Agreement and each other Subordinated Notes Document is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     5.4. FINANCIAL CONDITION. The audited consolidated financial statements of Borrower as at its Fiscal Years ended December 31, 2002 and December 31, 2003, and the unaudited consolidated financial statements of Borrower as at March 31, 2004, copies of each of which have been delivered to the Noteholders pursuant hereto, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of Borrower as at such dates and the results of its operations for the periods then ended on a consolidated basis.

            5.4.1. The consolidated financial projections (including an operating budget and a cash flow budget) of Borrower for the six (6) year period commencing December 31, 2004 delivered to Noteholders on or prior to the Closing Date and attached hereto as Schedule 5.4.1 were prepared by Borrower in good faith and (ii) were prepared in accordance with assumptions for which Borrower have a reasonable basis, and the accompanying consolidated balance sheet of Borrower as at the Closing Date, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with such projections.

     5.5. NO MATERIAL ADVERSE CHANGE. Since March 31, 2004, there has been no material adverse change in the financial condition, operations, assets, business or properties of Borrower taken as a whole.

     5.6. LITIGATION. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower's knowledge, threatened against Borrower which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule
5.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, Borrower does not have any material Contingent Obligations not listed on Schedule 7.1.

     5.7. OWNERSHIP OF PROPERTIES; LIENS. Borrower owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), except as permitted by Section 7.2, and except for taxes not yet due and payable and immaterial Liens and encumbrances.

     5.8. CAPITALIZATION. All issued and outstanding equity securities of Borrower are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
Schedule 5.8 sets forth the authorized equity securities of Borrower as of the Closing Date. All of the issued and outstanding equity of Borrower is owned as set forth on Schedule 5.8 as of the Closing Date. As of the Closing Date, except as set forth on Schedule 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of Borrower.

     5.9. PENSION PLANS. During the twelve-consecutive-month period prior to the Closing Date or the purchase of any Convertible Subordinated Notes hereunder, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Borrower of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law. Neither Borrower nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither Borrower nor any member of the Controlled Group has received any notice (i) that any Multiemployer Pension Plan is in reorganization, (ii) that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, (iii) that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, (iv) that any such plan is or may be terminated, or (v) that any such plan is or may become insolvent.

     5.10. INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," in each case, within the meaning of the Investment Company Act of 1940.

     5.11. PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

     5.12. MARGIN STOCK. Neither Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Convertible Subordinated Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the applicable regulations of the Board of Governors of the Federal Reserve System.

     5.13. TAXES. Borrower has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     5.14. SOLVENCY. On the Closing Date, and immediately prior to and after giving effect to the purchase of each Convertible Subordinated Note hereunder and the use of the proceeds thereof, with respect to Borrower, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, probable contingent and unliquidated liabilities) as they mature in the normal course of business,

(c) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and
(d) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

     5.15. ENVIRONMENTAL MATTERS. The on-going operations of Borrower comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower has obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for its ordinary course operations, and Borrower is in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to Borrower and could not reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. To Borrower's knowledge, there are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower that could reasonably be expected to result in a Material Adverse Effect. Borrower does not have any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances.

     5.16. INSURANCE. Borrower and its respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on Schedule 5.16.

     5.17. INFORMATION. All information heretofore or contemporaneously herewith furnished in writing by Borrower to Noteholders for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower to Noteholders pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.

     5.18. INTELLECTUAL PROPERTY. Borrower owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower, and, to Borrower's knowledge, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

     5.19. RESTRICTIVE PROVISIONS. Borrower is not a party to any agreement or contract or subject to any restriction contained in its operative documents which could reasonably be expected to have a Material Adverse Effect.

     5.20. LABOR MATTERS. Except as set forth on Schedule 5.20, Borrower is not subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     5.21. NO DEFAULT. No Event of Default exists or would result from the incurrence by Borrower of any Debt hereunder or under any Subordinated Notes Document.

     5.22. RELATED AGREEMENTS. Borrower has furnished Noteholders a true and correct copy of the Related Agreements pursuant hereto. Borrower and, to Borrower's knowledge, each other party to the Related Agreements, has duly taken all necessary organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby. As of the Closing Date, the Related Transactions have been consummated in accordance with the terms of the Related Agreements. The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrower and, to Borrower's knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions. The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on Borrower or, to Borrower's knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which Borrower is a party or by which Borrower is bound or, to Borrower's knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound. No statement or representation made in the Related Agreements by Borrower or, to Borrower's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                 ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees that so long as any of the Securities are outstanding:

     6.1. FINANCIAL AND BUSINESS INFORMATION. Borrower shall furnish to the Noteholders each of the following:

            6.1.1. ANNUAL REPORT. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Borrower and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet and statements of earnings and cash flows of Borrower and its Subsidiaries as at the end of and for such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Noteholders, and (b) a consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flows for Borrower and its Subsidiaries for such Fiscal Year, certified by the chief financial officer of Borrower.

            6.1.2.   INTERIM REPORTS.

                  (a) Promptly when available and in any event within forty-five (45) days after the end of each first, second and third Fiscal Quarter, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the chief financial officer of Borrower; and

                  (b)  Promptly when available and in any event within thirty
(30) days after the end of each calendar month other than December, (i) consolidated and consolidating balance sheets of Borrower and its subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated and consolidating statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, certified by the chief financial officer of Borrower, and (ii) a written statement of Borrower's management setting forth a discussion of Borrower's financial condition, changes in financial condition and results of operations.

            6.1.3. PROJECTIONS. By the first day of each fiscal year annual consolidated and consolidating projections for Borrower and its Subsidiaries for the fiscal year then beginning, including capital and operating expenses, cash flow and income and loss, all prepared on a monthly basis.

            6.1.4.   RESERVED.

            6.1.5. MANAGEMENT REPORT. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower.

            6.1.6. OTHER INFORMATION. Such other data, reports, statements and information (financial or otherwise) as the Noteholders may reasonably request.

     6.2. NOTICE OF DEFAULT; LITIGATION; ERISA MATTERS. Borrower shall promptly, and, in any event, within three (3) Business Days upon becoming aware of any of the following, deliver written notice describing the same and the steps being taken by Borrower with respect thereto:

            6.2.1. EVENT OF DEFAULT. The occurrence of any Event of Default; if any Person shall give any notice or take any other action in respect of a claimed default (whether or not it would constitute an Event of Default) of (i) this Agreement, (ii) any other note, (iii) any evidence of indebtedness or indenture, or (iv) any other material financial obligation to which or with respect to which Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, then Borrower shall forthwith give written notice thereof to the Noteholders, describing the notice or action and the nature of the claimed default.

            6.2.2.   VIOLATION OF LAW.

                  (a) The occurrence of any violation of any federal, state or local law that Borrower or any of its Subsidiaries reports in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local governmental agency;

                  (b) A violation of law as set forth in sub-Section 6.2.2(a), of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential legal liability, of any federal, state or local governmental agency or board, that could reasonably be expected to have a Material Adverse Effect.

            6.2.3.   RELATED AGREEMENTS.

                  (a) Being aware of a material breach or violation of any term of or a default or event of default under any Related Agreements; or

                  (b) Giving or receiving of any notice under any Related Agreement, by Borrower or any of its Subsidiaries.

            6.2.4. CHANGE IN INSURANCE STATUS. Any cancellation or material change in any insurance maintained by Borrower or a Subsidiary of Borrower.

            6.2.5. MATERIAL ADVERSE DEVELOPMENT. Borrower or any of Borrower's officers becoming aware of any development or other information which would reasonably be expected to materially and adversely affect the businesses, financial condition, or Property of Borrower or its ability to perform under this Agreement.

     6.3.   FINANCIAL RECORDS; INSPECTIONS; ACCOUNTANTS.

            6.3.1. FINANCIAL RECORDS. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

            6.3.2. INSPECTION. Borrower shall permit the Noteholders and their respective designated representatives, at their expense, upon reasonable prior notice if no Event of Default has occurred and is continuing (in which case no such notice shall be required) to visit and inspect any of the properties of Borrower or any of its Subsidiaries, to examine the books of account of Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times so as to not interfere with the normal operations of Borrower and at reasonable intervals but no more than two (2) times per year in total, during normal business hours, in each case, if no Event of Default has occurred and is continuing as any Noteholder may reasonably request (and at any time and without notice if an Event of Default has occurred and is continuing).

            6.3.3. COMMUNICATIONS WITH ACCOUNTANTS. Upon the occurrence and during continuance of an Event of Default, Borrower hereby authorizes the Noteholders to communicate directly with the independent certified public accountants of Borrower and shall authorize such accountants to disclose to the Noteholders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower or any of its Subsidiaries, at the expense of Borrower. Borrower will at all times engage any nationally-recognized independent certified public accountants as the independent certified public accountants of Borrower and its Subsidiaries and will not permit more than ninety (90) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of Borrower and its Subsidiaries. Upon the occurrence and continuance of an Event of Default, at the request of the Noteholders, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this sub-Section 6.3.3.

     6.4.   MAINTENANCE OF PROPERTY; INSURANCE.

            6.4.1. PROPERTY. Borrower shall keep, and cause its Subsidiaries to keep, all property necessary in the business of Borrower or each such Subsidiary in good working order and condition, ordinary wear and tear excepted.

            6.4.2. INSURANCE. Borrower shall maintain, and cause its Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; PROVIDED that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date.

                  (a) LOSS PAYEE; ADDITIONAL INSURED. Borrower shall cause its policies of all such casualty insurance to contain standard lender loss payable provisions and additional insured clauses issued in favor of the Noteholders as the Noteholders' may request their interests to appear. Upon the request of a majority of the Noteholders, Borrower shall furnish to the Noteholders a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and any applicable Subsidiary. Prior to the Closing Date, Borrower shall cause each issuer of an insurance policy to provide the Noteholders with an endorsement (i) showing the Noteholders as a loss payee with respect to each policy of property or casualty insurance and naming the Noteholders as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Noteholders prior to any cancellation of, or reduction or change in coverage provided by or other material modification to such policy and (iii) being reasonably acceptable in all other respects to the Noteholders. Borrower hereby appoints the Noteholders as its attorney-in-fact, exercisable at its option, to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance, and, to the extent such check is payable to a Subsidiary of Borrower, Borrower shall cause the appropriate person for such Subsidiary to appoint Noteholders as such Subsidiary's attorney-in-fact.

                  (b) RIGHT TO PURCHASE INSURANCE. Unless Borrower provides the Noteholders with evidence of the continuing insurance coverage required by this Agreement upon the request of a majority of the Noteholders, the Noteholders may purchase insurance at Borrower's expense to protect the Noteholders' interest in the Collateral. This insurance may, but need not, protect Borrower's and any Subsidiary's interests. The coverage that the Noteholders purchase may, but need not, pay any claim that is made against Borrower or any Subsidiary in connection with the Collateral. Borrower may later cancel any insurance purchased by the Noteholders, but only after providing the Noteholders with evidence that Borrower has obtained the insurance coverage required by this Agreement. If the Noteholders purchase insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

                  (c) BUSINESS INTERRUPTION INSURANCE. Borrower shall, or shall cause its Subsidiaries to, obtain and maintain, and shall deliver to the Noteholders upon their request evidence of, public liability and business interruption insurance in such amounts as is customary for entities in the same or similar businesses located in the same or similar area.

     6.5. COMPLIANCE WITH LAWS. Borrower shall comply, and shall cause its Subsidiaries to comply, with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which any such Person is subject, whether federal, state or local, and shall obtain and maintain any and all licenses, permits, franchises, certificates of need, or other governmental authorizations necessary to the ownership of such Person's Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, or financial conditions of Borrower, the Property or Noteholders' rights with respect to the Property.

     6.6. EXISTENCE, RIGHTS AND PROPERTIES. Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its, and each of its Subsidiaries' (unless Borrower's board of directors elects not to continue such Subsidiary's existence), legal existence, good standing, rights and franchises. Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, to the extent such properties, in the reasonable estimation of Borrower, remain necessary for the operation of Borrower's business, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times.

     6.7. EMPLOYEE BENEFIT PLANS. Borrower shall maintain, and cause its applicable Subsidiaries to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     6.8. ENVIRONMENTAL MATTERS. If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any Subsidiary, Borrower shall cause, or direct the applicable Subsidiary to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Subsidiary to, comply with each Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.

     6.9. LITIGATION. Borrower will, and will cause each of its Subsidiaries to, give notice to the Noteholders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.

     6.10.  TAXES.

            6.10.1. TRANSACTION RELATED. Borrower shall pay all taxes (other than taxes based upon or measured by the Noteholders' income or revenues), if any, in connection with the transactions contemplated by this Agreement and the recording of any financing statements or other document to be executed in connection therewith. The Obligations of Borrower under this sub-Section 6.10.1 shall survive the payment of its Obligations under this Agreement and the termination of this Agreement.

            6.10.2. PAYMENT OF TAXES AND CLAIMS. Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its or its Subsidiaries' Property, except for those being contested in good faith with due diligence by appropriate proceedings and for which appropriate reserves have been maintained under GAAP.

     6.11.  RESERVED.

     6.12. PLACES OF BUSINESS. Borrower shall give thirty (30) days prior written notice to the Noteholders of any changes in (a) its or its Subsidiaries' jurisdiction of organization or (b) the location of its or its Subsidiaries' chief executive office or any other places of business, or the establishment of any new, or the discontinuance of any existing, place of business.

     6.13. VERIFICATION OF INFORMATION. All information concerning Borrower and its Affiliates that is provided to the Noteholders will be true and complete in all material respects and will not omit to state a material fact necessary to make the statements contained in such information, in light of the circumstances under which they were made, not misleading.

     6.14.  RESERVED.

     6.15. INTELLECTUAL PROPERTY. Borrower covenants and agrees that it will take all reasonable steps, in the ordinary course of business consistent with past practices, necessary to obtain ownership in and/or protection of all material Intellectual Property owned, used or developed by Borrower and its Subsidiaries in the conduct of their respective businesses, and that it will not do any act, or omit to do any act, nor permit any licensee to do any act, whereby any material Intellectual Property rights of Borrower or any Subsidiary may become abandoned, invalidated, dedicated to the public domain, or diminished in value. Without limiting the generality of the foregoing, Borrower covenants and agrees that it will, and shall cause its Subsidiaries to, (i) diligently prosecute any applications to obtain registrations of material Intellectual Property, other than Intellectual Property of a type that is not capable of cost effective protection or is not eligible for protection through registration,
(ii) preserve and maintain all material Intellectual Property rights in all jurisdictions in which Borrower or any of its Subsidiaries, as applicable, conducts or proposes to conduct business, (iii) display appropriate notices of material Intellectual Property rights on all tangible embodiments; take reasonable security measures to protect the secrecy and confidentiality of all valuable information of Borrower and its licensors, (iv) file all such applications, renewals, certificates and affidavits as may be reasonably necessary or advisable to obtain and maintain the ownership, validity and enforceability of all material Intellectual Property rights of Borrower and its Subsidiaries, (v) appropriately document Borrower's ownership of material Intellectual Property developed by or for Borrower and its Subsidiaries, (vi) take all reasonable enforcement actions as may be prudent to protect the material Intellectual Property of Borrower and its Subsidiaries, and
(vii) conduct the business of Borrower and its Subsidiaries so as not to violate or infringe the Intellectual Property rights of others.

                  ARTICLE VII - NEGATIVE COVENANTS OF BORROWER

     Borrower hereby agrees that, until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are indefeasibly paid in full and all Notes have been terminated or cancelled, without the prior written consent of the Noteholders, it will not, and it will not permit any Subsidiary, to:

     7.1.   DEBT. Incur, assume or suffer to exist any Debt, except:

            7.1.1. Obligations under this Agreement and the Subordinated Notes Documents;

            7.1.2. Debt secured by Liens permitted by sub-Section 7.2.4, and extensions, renewals and refinancings thereof; PROVIDED that the aggregate amount of all such Debt at any time outstanding shall not exceed $200,000;

            7.1.3. Debt described on Schedule 7.1 as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

            7.1.4. Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Property permitted under this Agreement;

            7.1.5. Debt in connection with the Company's obligations to reimburse its shareholders or former shareholders for any income tax liability incurred as a result of the Company's S-corporation income for the period from January 1, 2004 through the date hereof (the "Tax Distributions").

            7.1.6. other Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $300,000.

     7.2. LIENS. Create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except (each a "PERMITTED LIEN"):

            7.2.1. Liens for taxes or other governmental charges not at the time delinquent, thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP;

            7.2.2. Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by operation of law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP;

            7.2.3.   Liens described on Schedule 7.2 as of the Closing Date;

            7.2.4. subject to the limitation set forth in Section 7.1.2, (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by Borrower or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests (within the meaning of the UCC) on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

            7.2.5. attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $25,000 arising in connection with court proceedings; PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            7.2.6. easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; and

            7.2.7. the replacement, extension or renewal of any Lien permitted by sub-Section 7.2.3 above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

     7.3.   RESTRICTED PAYMENTS

            7.3.1. Make any dividend or other distribution in respect of its equity interests, other than the payment of amounts payable under Section 1.11 of the Stock Purchase and Redemption Agreement and other than the Tax Distributions;

            7.3.2. Purchase or redeem any of its equity interests or any warrants, options or other similar rights or instruments in respect thereof;

            7.3.3. Pay any management fees or similar fees to any of its equity holders or any Affiliate thereof;

            7.3.4. Make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment (whether for principal, interest, fees or otherwise) in respect of any Subordinated Debt or pledge any Property to secure any obligations relating thereto; or

            7.3.5.   Set aside funds for any of the foregoing.

     7.4.   MERGERS; CONSOLIDATIONS; ASSET SALES.

            7.4.1. Be a party to any merger or consolidation, except for any such merger or consolidation of any Subsidiary into Borrower.

            7.4.2. Sell, transfer, dispose of, convey or lease any of its assets or equity interests, or sell or assign with or without recourse any receivables, except for (i) sales and dispositions of assets (excluding any equity interests of Borrower or any Subsidiary) for at least fair market value (as determined by the board of directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000, (ii) sales of Inventory in the ordinary course of business, and
(iii) transfers to a Wholly-Owned Subsidiary.

     7.5. MODIFICATION OF ORGANIZATIONAL DOCUMENTS. Permit the charter, by-laws or other organizational documents of Borrower to be amended or modified in any way which could reasonably be expected to adversely affect the interests of the Noteholders.

     7.6. USE OF PROCEEDS. Use the proceeds of the Convertible Subordinated Notes other than to finance the Related Transactions, for working capital, for Capital Expenditures and for other general business purposes, and not use or permit any proceeds of any Convertible Subordinated Note to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     7.7. TRANSACTIONS WITH AFFILIATES. Enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates, which is on terms that are less favorable than are obtainable from any Person which is not one of its Affiliates.

     7.8. INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower of any of its Obligations hereunder or under any other Subordinated Notes Document, (b) prohibit Borrower from granting to the Noteholders a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary,
(ii) make loans or advances to Borrower or (iii) transfer any of its assets or properties to Borrower.

     7.9. BUSINESS ACTIVITIES. (i) Engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto and

(ii) issue, or permit any Subsidiary to issue, any equity interest other than any issuance of shares of common equity securities of Borrower pursuant to any employee or director option or stock purchase program, benefit plan or compensation program.

     7.10. INVESTMENTS. Make or permit to exist any Investment in any other Person, except the following:

            7.10.1.  Contingent Obligations constituting Debt permitted by
Section 7.1 or Liens permitted by Section 7.2;

            7.10.2.  Cash Equivalent Investments;

            7.10.3.  bank deposits in the ordinary course of business;

            7.10.4. Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

            7.10.5. Investments listed on Schedule 7.10 as of the Closing Date; and

            7.10.6.  Investments in Wholly-Owned Subsidiaries.

     7.11. RESTRICTION OF AMENDMENTS TO CERTAIN DOCUMENTS. Amend or otherwise modify, or waive any rights under (a) any Related Agreement, other than immaterial amendments, modifications and waivers not adverse to the interests of Noteholders or (b) any provisions of any Subordinated Debt.

     7.12.  FISCAL YEAR Change its fiscal year.

                             ARTICLE VIII - DEFAULT

     8.1. EVENTS OF DEFAULT. Each of the following events shall constitute an event of default ("EVENT OF DEFAULT") and the Noteholders shall thereupon have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in any of sub-Sections 8.1.9 through 8.1.11 shall automatically cause an acceleration of the Obligations):

            8.1.1. NON-PAYMENT. Default in the payment when due of the principal of any Note, or default, and continuance thereof for two (2) business days, in the payment when due of interest, fees, charges, expenses or other monetary obligations owing to the Noteholders by Borrower hereunder or under any Subordinated Notes Document.

            8.1.2.   PARTICULAR COVENANT DEFAULTS.

                  (a) Failure by Borrower to comply with or perform any covenant set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.2.1, 6.4.2(a), 6.6, 6.8,
and Article VII; or

                  (b) failure by Borrower to comply with or perform any other provision of this Agreement or any other Subordinated Notes Documents applicable to it (and not constituting an Event of Default under any other provision of this Section 8) and the continuance of such failure described in this clause (b) for thirty (30) days.

            8.1.3. FINANCIAL INFORMATION. The failure of any statement, report, financial statement, or certificate made or delivered by Borrower or any of its officers, employees or agents, to the Noteholders to be true and correct, in all material respects, when so made or delivered.

            8.1.4. WARRANTIES OR REPRESENTATIONS. Any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made.

            8.1.5. AGREEMENTS WITH OTHERS. A default by Borrower or any of its Subsidiaries beyond any grace period under any agreement with any creditor for borrowed money in excess of $100,000 and (a) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (b) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness if the effect of any such default in clause (a) or (b) hereof is to cause or permit Borrower's or any of its Subsidiaries' obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment.

            8.1.6. OTHER AGREEMENTS WITH THE NOTEHOLDERS. The breach or violation by Borrower of the terms of, or the occurrence of a default or an event of default (after the expiration of any applicable grace or cure period), under, any other existing or future agreement (related or unrelated) between or among Borrower and any of the Noteholders.

            8.1.7. JUDGMENTS. The entry or filing of any final judgments which exceed an aggregate of $100,000 against Borrower which shall have not been paid, discharged or vacated or had execution thereof stayed pending appeal within thirty (30) days after such entry or filing of such judgments unless such judgment is the subject of insurance for which the insurer has acknowledged full responsibility in writing for amounts exceeding the deductible in writing; PROVIDED that such deductible shall not exceed $100,000.

            8.1.8. ASSIGNMENT FOR BENEFIT OF CREDITORS, ETC. (i) The assignment or proposed assignment by Borrower or any of its Subsidiaries for the benefit of creditors generally, (ii) the offering of a composition or extension to creditors, or (iii) the making or sending of notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower or any of its Subsidiaries which might materially and adversely affect Borrower.

            8.1.9. BANKRUPTCY, DISSOLUTION, ETC. The commencement of any action for the dissolution or liquidation of Borrower or any of its Subsidiaries, or any of them, or the commencement of any proceeding to avoid any transaction entered into by Borrower or any of its Subsidiaries or the commencement of any case or proceeding for reorganization or liquidation of Borrower's or any of its Subsidiaries' debts under the United States Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower or any of its Subsidiaries; provided, that, in any such case or other proceeding which is commenced against Borrower or any of its Subsidiaries, such case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

            8.1.10. RECEIVER. The appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower's or for any of its Subsidiaries' Property.

            8.1.11. EXECUTION PROCESS, SEIZURE, ETC. The issuance of any execution or distraint process against Borrower, any of its Subsidiaries, or any Property of Borrower or its Subsidiaries is seized by any governmental entity, federal, state or local.

            8.1.12. TERMINATION OF BUSINESS. The termination by Borrower or any of its Subsidiaries of any material portion of the respective business operations as presently conducted or as conducted by Borrower or its Subsidiaries immediately prior to the Closing Date.

            8.1.13. PENSION BENEFITS, ETC. The failure by Borrower or any of its Subsidiaries to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer such Person's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer any such plan, or to permit the entry of a lien to secure any deficiency or claim.

            8.1.14. CHANGE OF CONTROL. (a) The shareholders of Borrower immediately after giving effect to the consummation of the Related Transactions, shall collectively cease to, directly or indirectly, own and control at least
(i) 51% of the outstanding equity interests of Borrower or (ii) that percentage of the outstanding voting equity interests of Borrower necessary at all times to elect a majority of the board of directors of Borrower and to direct the management policies and decisions of Borrower or (b) a majority of Borrower's board of directors shall cease to consist of the directors of Borrower on the Closing Date (after giving effect to the Related Transactions) and the other directors whose nomination for election to Borrower's board of directors is recommended by at least a majority of the foregoing described directors.

     8.2. CURE. Other than with respect to a cure of an Event of Default accomplished within a stated cure period hereunder, nothing contained in this Agreement, the Notes or the Related Agreements shall be deemed to compel the Noteholders to accept a cure of any Event of Default hereunder.

     8.3.   RIGHTS AND REMEDIES ON DEFAULT.

            8.3.1. The Noteholders holding greater than fifty percent (50%), voting together as a single class, in principal amount of the Notes may, by notice to Borrower, declare the entire unpaid principal amount of the Notes plus all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under sub-Sections 8.1.9, 8.1.10, or 8.1.11, in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

            8.3.2. In the case of events of default under Section 8.1, each Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement.

            8.3.3. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Noteholders shall have accelerated the maturity of the Notes pursuant to sub-Section 8.3.1, each Noteholder, if owed any amount with respect to the Notes may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Subordinated Notes Documents or any instrument pursuant to which the Obligations to such Noteholder are evidenced, including to the extent permitted by applicable law by obtaining the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, by proceeding to enforce the payment thereof or any other legal or equitable right of such Noteholder. No remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     8.4. NATURE OF REMEDIES. All rights and remedies granted to the Noteholders hereunder and under the Notes and the Related Agreements, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Noteholders may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and the Noteholders, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower at any time, under any agreement, with any available remedy and in any order.

     8.5. SET-OFF. If any bank account or other Property held by or with the Noteholders or any Affiliate of the Noteholders is attached or otherwise liened or levied upon by any third party, the Noteholders shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of the Obligations hereunder then due and payable.

     8.6. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, any Noteholder receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

            8.6.1. First, to the payment of, or (as the case may be) the reimbursement of the Noteholders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Noteholders in connection with the collection of such monies by the Noteholders, for the exercise, protection or enforcement by the Noteholders of all or any of the rights, remedies, powers and privileges of the Noteholders under this Agreement or any of the other Subordinated Notes Documents pro rata based on the relative amounts so incurred or sustained by the Noteholders;

            8.6.2. Second, to all other Obligations in such order or preference as the Noteholders may determine; PROVIDED, HOWEVER, that distributions shall be made among the Noteholders pro rata; and

            8.6.3. Third, to Borrower or to such other Persons as are entitled thereto.

                           ARTICLE IX - MISCELLANEOUS

     9.1. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Noteholder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.2. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement or the Notes or the other Subordinated Notes Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if Borrower shall, as long as any Notes are outstanding, obtain consent thereto in writing from the holder or holders of greater than fifty percent (50%), considered together as a single class, of the aggregate principal amount of all Notes then outstanding, and shall, in any case, deliver copies of such consent in writing to all other holders of Notes; PROVIDED that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note without the consent of the holder thereof, or to alter or amend any provisions relating to prepayments, mandatory purchase or the terms of subordination contained in this Agreement and the other Subordinated Notes Documents, or to alter or amend the consent mechanism provided for under this
Section 9.2.

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

     9.3. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

            If to Borrower:

            The Murrayhill Company
            1700 Lincoln Street, Suite 1600
            Denver, Colorado  90203
            Attention:  Chief Executive Officer

            If to the Noteholders:

            TA Associates, Inc.
            70 Willow Road, Suite 100
            Menlo Park, California 94025
            Attention: Jeffrey T. Chambers and Todd R. Crockett

            If to any other holder of the Notes:

            at such holder's address for notice as set forth in the transfer records of Borrower or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three
(3) days after being deposited in the mails or (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

     9.4. COSTS, EXPENSES AND TAXES. Borrower agree to pay on demand all reasonable costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Subordinated Notes Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable costs and expenses of the Noteholders in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the other Subordinated Notes Documents, and other instruments and documents to be delivered hereunder and thereunder.

     9.5. ASSIGNABILITY; BINDING AGREEMENT. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; PROVIDED, HOWEVER, that any Noteholder may assign this Agreement freely without consent to any transferee permitted under Section 2.9. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

     9.6. PAYMENTS IN RESPECT OF NOTES. Each Noteholder and any successor holder of any Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Notes, whether received by voluntary payment, by the exercise of the right of set off, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any payment on its Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding. Borrower shall not have any obligation to any Person under this Section 9.6.

     9.7. INDEMNIFICATION. In addition to the payment of the Noteholders' expenses required pursuant to this Agreement, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to jointly and severally indemnify, pay and hold each Noteholder and the partners, members, officers, directors, employees and agents of each Noteholder (collectively, the "INDEMNITEES") harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the other Subordinated Notes Documents, the Related Agreements and all other matters related thereto in connection therewith, (ii) the Noteholders' agreement to purchase the Notes, or the use or intended use of the proceeds of the Notes hereunder, (iii) the violation of any securities law by Borrower or any of its Subsidiaries, or (iv) the failure of any of the parties (other than the Noteholders) to the Related Agreements to comply with any law, rule or regulation applicable to the transactions contemplated thereby (the "INDEMNIFIED LIABILITIES"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities which are determined by a final court decision to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     9.8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made to the Noteholders in this Agreement, the other Subordinated Notes Documents, the Related Agreements and any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Noteholders or on behalf of the Noteholders.

     9.9. PRIOR AGREEMENTS. This Agreement and the Related Agreements constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof or thereof.

     9.10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     9.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof.

     9.12.  DISPUTE RESOLUTION

            (a) All disputes, claims, or controversies arising out of or relating to this Agreement or any other Subordinated Notes Document that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. in New York, New York before a single arbitrator (the "Arbitrator"). The parties understand and agree that this arbitration shall apply equally to claims of fraud or fraud in the inducement.

            (b) The parties covenant and agree that the arbitration shall commence within one hundred and eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto (the "Filing Date"). In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witnesses or experts. The Arbitrator's decision and award shall be made and delivered within two hundred and forty (240) days of the Filing Date. The Arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

            (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided in
     Section 9.4 and 9.7 of this Agreement, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 9.12 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court in accordance with Section 9.16 hereof without prior arbitration for the purpose of avoiding immediate and irreparable harm.

     9.13. CONSENT TO JURISDICTION. Except as provided in Section 9.12(c) and 9.16, each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other Subordinated Notes Document, and further consents to the sole and exclusive jurisdiction of the courts of Colorado and California for the purposes of enforcing the arbitration provisions of Section 9.12 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto.

     9.14. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

     9.15. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Noteholders, Borrower and its Subsidiaries shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Subordinated Notes Documents.

     9.16. SPECIFIC PERFORMANCE. Subject to Section 9.12(c), upon breach or default by Borrower with respect to any obligation hereunder or under the Notes, each Noteholder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     9.17. ACTIONS BY NOTEHOLDERS. Except as provided in Section 9.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Noteholders, such action may be taken by, such consent may be obtained from, or such satisfaction may be expressed by, the holders of a majority, considered together as a single class, of the aggregate principal amount of all Notes then outstanding.

     9.18. LIMITATION OF LIABILITY. No Noteholder shall have any liability to Borrower or Borrower's Subsidiaries (whether sounding in tort, contract, or otherwise) for consequential damages suffered by Borrower or its Subsidiaries in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Subordinated Notes Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and Borrower and its Subsidiaries hereby waive, to the maximum extent not prohibited by law, any right they may have to claim or recover any of the foregoing.

     9.19. CONFIDENTIALITY AGREEMENT. Each Noteholder shall hold all financial information of Borrower and its Subsidiaries and other non-public information obtained from Borrower pursuant to the requirements of this Agreement in accordance with such Noteholder's customary procedures for handling confidential information of this nature; PROVIDED, HOWEVER, any Noteholder may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any prospective transferees and assignees of its rights thereunder, (c) in connection with any proceeding or action to enforce such Noteholder's rights hereunder or in connection herewith or with the Related Transactions, and (d) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; PROVIDED, FURTHER, that in no event shall any Noteholder be obligated to return any materials furnished by Borrower or any Subsidiary. For the purposes of this
Section 9.18, the term "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

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     IN WITNESS WHEREOF, the parties hereto have executed this Subordinated Note
Purchase Agreement as of the date first above written.

BORROWER:                         THE MURRAYHILL COMPANY


                                  By:/s/ Margaret Sue Ellis
                                     ----------------------
                                      Name:  Margaret Sue Ellis
                                      Its:   Chief Executive Officer


NOTEHOLDER:                       TA INVESTORS II, L.P.
                                  By: TA Associates, Inc., its General Partner


                                  By: /s/ Jeffrey T. Chambers
                                      -----------------------
                                       Name: Jeffrey T. Chambers
                                       Its:  Managing Director


NOTEHOLDER:                       TA SUBORDINATED DEBT FUND, L.P.
                                  By: TA Associates SDF LLC, its General Partner
                                      By: TA Associates, Inc., its Manager


                                  By: /s/ Jeffrey T. Chambers
                                      -----------------------
                                      Name: Jeffrey T. Chambers
                                      Its:  Managing Director